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Exhibit 10.6

WARRANT AMENDING AGREEMENT

    THIS AMENDING AGREEMENT made the 12th day of February, 2001.

BETWEEN:

PHAGE THERAPEUTICS INTERNATIONAL, INC., a Florida corporation, having a principal place of business located at 19017 120th Avenue NE, Suite 102, Bothell, Washington 98011

                      ("Phage" or the "Company")

AND:

INTERWEST TRANSFER AGENCY, INC., a transfer company registered by the Securities and Exchange Commission having a principal place of business located at 1981 East Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117

                      (the "Warrant Agent")

WHEREAS:

A.
On February 25, 2000, Phage and the Warrant Agent entered into a warrant agreement ("Warrant Agreement") whereby the Warrant Agent has agreed to issue, transfer, exchange and replace certificates evidencing the warrants to be issued under the Warrant Agreement.

B.
The Company, has issued 1,942,858 Units ("Units") of the total 2,000,000 Unit offering subject to the Warrant Agreement. Each Unit consists of one share of Common Stock of the Company ("Common Stock") and one share purchase warrant (collectively, the "Warrants"), each Warrant is exercisable to purchase one share of Common Stock for $1.25 per share at any time on or before the end of one year from the date of acquisition of the Units and thereafter for $2.00 per share at any time on or before the end of two years from the date of acquisition, on the terms and conditions and subject to adjustment in certain circumstances, all as set forth in the Warrant Agreement.

NOW THEREFORE, for valuable consideration and upon the mutual covenants and promises contained herein, the parties hereto agree as follows:

Introductory section, second paragraph, second sentence

1.
In the introductory section, second paragraph, second sentence shall be amended to state "Each Unit consists of one share of Common Stock of the Company ("Common Stock") and one share purchase warrant (collectively, the "Warrants"), each Warrant exercisable to purchase one share of Common Stock for $1.25 per share at any time on or before June 1, 2001 and thereafter for $2.00 per share at any time on or before the end of June 3, 2002, on the terms and conditions and subject to adjustment in certain circumstances, all as set forth in this Agreement.

Section 2. Date, Denomination and Execution of Warrant Certificates, second sentence

2.
Section 2. Date, Denomination and Execution of Warrant Certificates, second sentence shall be amended to state "Each Warrant Certificate will entitle the registered holder, subject to the provisions of this Agreement and of the Warrant Certificate, to purchase, on or before the close of business on June 3, 2002 (the "Expiration Date"), one fully paid and non-assessable share of Common Stock for each Warrant evidenced by the Warrant Certificate, subject to adjustments as provided in Sections 6, for $1.25 per share at any time on or before June 1, 2001 ("One Year

  Exercise Price") and thereafter for $2.00 per share at any time on or before the end of June 3, 2002 ("Two Year Exercise Price").

Section 23. Notices, First Paragraph

3.
Section 23. Notices, first paragraph shall be amended to state "Notice or demand under this Agreement to be given or made on the Company by the Warrant Agent or by the registered holder of any Warrant Certificate will be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

Phage Therapeutics International Inc. 19017 120th Avenue NE, Suite 102 Bothell, Washington 98011"

General

4.
All other terms of the Warrant Agreement will remain the same.

5.
The Warrant Agreement remains in full force and effect except as expressly amended by this Warrant Amending Agreement.

6.
This Agreement may be executed in any number of counterparts, each of which will be an original, but the counterparts will together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the day and year first above written.

PHAGE THERAPEUTICS	INTERWEST TRANSFER
INTERNATIONAL INC.	COMPANY, INC.
By: /s/ Darren Pylot	By: /s/ Unreadable
Title:	Title:

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WARRANT AMENDING AGREEMENT